Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Fourth Quarter and Full Year Fiscal 2011 Results

New York, N.Y. — September 28, 2011 — Harris Interactive Inc. (NASDAQ: HPOL), a global custom market research firm, today announced its fourth quarter and full year fiscal 2011 financial results.

Al Angrisani, Interim Chief Executive Officer of Harris Interactive commented, “It has been approximately 100 days since I assumed the role of Interim CEO and initiated a turnaround program. The financial results below are the product of a previous turnaround effort that was not successful. Putting this disappointing fiscal 2011 behind us, we are now focused on remedying the major challenges that face the Company as we attempt to restore the Company’s business model back to viability and begin the process of creating shareholder value. Unfortunately, this is not going to be a quick or easy fix.”

Financial Snapshot

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
$ in millions – unaudited	2011	2010	2011	2010

Revenue	$45.2	$43.6	$165.3	$168.4
Operating income (loss)	$(4.7)	$0.2	$(7.0)	$(0.5)
Net loss	$(5.1)	$(1.3)	$(8.5)	$(2.2)
Fully diluted net loss per share	$(0.09)	$(0.02)	$(0.15)	$(0.04)

Adjusted EBITDA*	$(2.8)	$2.3	$1.1	$8.3
Adjusted EBITDA* with add-back of restructuring and other charges	$1.5	$2.3	$6.5	$8.9

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.

Key Financial Statistics

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Total revenue for the fourth quarter of fiscal 2011 was $45.2 million, as compared with $43.6 million for the same prior year period. Excluding foreign currency exchange rate differences, revenue for the fourth quarter was down 1% compared with the same prior year period.

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Operating loss for the fourth quarter of fiscal 2011 was $(4.7) million, as compared with operating income of $0.2 million for the same prior year period. Our operating loss for the fourth quarter of fiscal 2011 included $4.3 million of restructuring and other charges, as compared with no such charges for the same prior year period.

©2011 Harris Interactive Inc.	All rights reserved.

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Net loss for the fourth quarter of fiscal 2011 was $(5.1) million, or $(0.09) per fully diluted share, as compared with a net loss of $(1.3) million, or $(0.02) per fully diluted share for the same prior year period.

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At June 30, 2011, we had $14.2 million in cash and $10.8 million in outstanding debt. During fiscal 2011, we made $4.8 million in debt principal payments. At June 30, 2011, we were not in compliance with certain financial covenants under our credit agreement. On September 27, 2011, we amended our credit agreement and received a permanent waiver of such non-compliance. For additional information regarding the waiver and amended credit agreement, please see the Form 8-K filed today with the Securities and Exchange Commission.

•	Cash provided by operations for the fourth quarter of fiscal 2011 was $2.9 million, as compared with $4.5 million provided by operations for the same prior year period.

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Bookings for the fourth quarter of fiscal 2011 were $34.6 million, as compared with $35.7 million for the same prior year period. Excluding foreign currency exchange rate differences, bookings for the fourth quarter were down 10% compared with the same prior year period.

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Secured revenue for the fourth quarter of fiscal 2011 was $45.9 million, as compared with $44.9 million for the same prior year period. Excluding foreign currency exchange rate differences, secured revenue for the fourth quarter was down 2% compared with the same prior year period.

•	Non-GAAP adjusted EBITDA* with add-back of restructuring and other charges for the fourth quarter of fiscal 2011 was $1.5 million, as compared with $2.3 million for the same prior year period.

Fourth Quarter and Full Year Fiscal 2011 Conference Call and Webcast Access

The Company has scheduled a conference call on Tuesday, October 4, 2011 at 8:30am ET to discuss these results. Al Angrisani, Interim Chief Executive Officer, will host the conference call. Formal remarks will be followed by a question and answer session.

Details regarding the conference call and webcast access will be provided separately.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued

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volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, the Company’s ability to remain in compliance with the financial covenants in its credit agreement, and uncertainties surrounding compliance with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us – and our clients – stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	June 30,
	2011	2010
Assets
Cash and cash equivalents	$14,224	$14,158
Accounts receivable, net	26,480	23,735
Unbilled receivables	7,580	7,566
Prepaid expenses and other current assets	3,619	3,722
Deferred tax assets	306	375

Total current assets	52,209	49,556

Property, plant and equipment, net	3,447	5,626
Other intangibles, net	14,582	16,382
Other assets	1,610	1,566

Total assets	$71,848	$73,130

Liabilities and Stockholders’ Equity
Accounts payable	$9,521	$8,952
Accrued expenses	21,249	16,768
Current portion of outstanding debt	4,794	4,794
Deferred revenue	13,872	11,612

Total current liabilities	49,436	42,126

Long-term debt	5,993	10,787
Deferred tax liabilities	2,195	2,391
Other long-term liabilities	2,752	1,792

Total stockholders’ equity	11,472	16,034

Total liabilities and stockholders’ equity	$71,848	$73,130

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue from services	$45,223	$43,648	$165,264	$168,415

Operating expenses:
Cost of services	29,995	28,182	108,887	107,266
Selling, general and administrative	14,188	13,694	51,932	54,335
Depreciation and amortization	1,480	1,586	6,040	6,714
Restructuring and other charges	4,266	—	5,392	623

Total operating expenses	49,929	43,462	172,251	168,938

Operating loss	(4,706)	186	(6,987)	(523)
Operating margin	-10.4%	0.4%	-4.2%	-0.3%

Interest and other income	(12)	(1)	(47)	(58)
Loss on extinguishment	—	724	—	724
Interest expense	289	469	1,359	2,029

Loss from operations before income taxes	(4,983)	(1,006)	(8,299)	(3,218)
Provision (benefit) for income taxes	142	303	154	(1,052)

Net loss	$(5,125)	$(1,309)	$(8,453)	$(2,166)

Basic and diluted net loss per share	$(0.09)	$(0.02)	$(0.15)	$(0.04)

Basic and diluted weighted average shares outstanding	54,716,529	54,278,345	54,566,590	54,089,971

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Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Three months ended		Twelve months ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP net loss	$(5,125)	$(1,309)	$(8,453)	$(2,166)
Interest income	(12)	(1)	(47)	(58)
Loss on extinguishment of debt	—	724	—	724
Interest expense	289	469	1,359	2,029
Provision (benefit) for income taxes	142	303	154	(1,052)
Depreciation and amortization	1,736	1,920	7,451	8,144

EBITDA	$(2,970)	$2,106	$464	$7,621
Stock-based compensation (1)	160	157	682	680

Adjusted EBITDA	$(2,810)	$2,263	$1,146	$8,301

Adjusted EBITDA	$(2,810)	$2,263	$1,146	$8,301
Add-back of restructuring and other charges	4,266	—	5,392	623

Adjusted EBITDA with add-back of restructuring and other charges	$1,456	$2,263	$6,538	$8,924

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation

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